UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 2, 2016, Lonestar Resources America, Inc. (“LRAI”), a subsidiary of Lonestar Resources US Inc. (the “Company”), and the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Juneau Energy, LLC, as initial purchaser (the “Initial Purchaser”), Leucadia National Corporation (“Leucadia”), as guarantor of the Initial Purchaser’s obligations, the other purchasers party thereto (collectively, along with the Initial Purchaser, the “Purchasers”) and Jefferies, LLC, in its capacity as the collateral agent for the Purchasers, relating to the issuance and sale of (i) up to $49,900,000 aggregate principal amount of LRAI’s 12% senior secured second lien notes due 2021 (the “Notes”) and (ii) five-year warrants to purchase up to an aggregate 998,000 shares of the Company’s common stock at a price equal to $5.00 per share (the “Warrants” and, together with the Notes, the “Securities”). The Company expects the initial sale of $10,000,000 aggregate principal amount of Securities to close on August 4, 2016 (the “Closing Date”). The proceeds from the issuance and sale of the Securities will be used by LRAI for general corporate purposes, which may include, but is not limited to, capital expenditures, working capital, the repurchase from time to time of its 8.75% senior notes due 2019 in one or more open market purchases, and to pay related fees and expenses related to the foregoing.

The Purchase Agreement contains various affirmative and negative covenants and events of default that limit LRAI’s ability to incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, make certain investments, engage in transactions with affiliates and hedge transactions and make certain acquisitions. The Purchase Agreement also contains financial covenants that require the satisfaction of certain specified financial ratios, including total debt to consolidated EBITDAX of not greater than (i) 5.25 to 1.0 for the four quarter period ending June 30, 2016, (ii) 5.00 to 1.0 for the four quarter period September 30, 2016, (iii) 4.75 to 1.0 for the four quarter period ending December 31, 2016 and (iv) 4.50 to 1.0 for all periods thereafter.

The Notes are secured by second-priority liens on substantially all of the LRAI’s and its subsidiaries’ assets to the extent such assets secure obligations under that certain Credit Agreement, dated as of July 28, 2015 (the “Credit Agreement”), by and among LRAI, the agents, banks and financial institutions party thereto, as amended to date. Pursuant to the terms of an intercreditor agreement, the security interest in those assets that secure the Notes and the related guarantees are contractually subordinated to liens that secure borrowings under the Credit Agreement and certain other permitted indebtedness. Consequently, the Notes and the guarantees will be effectively subordinated to the borrowings under the Credit Agreement and such other indebtedness to the extent of the value of such assets.

This description of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of August 2, 2016 (the “Registration Rights Agreement”), by and among the Company, Leucadia and the Initial Purchaser (together with Leucadia and their permitted transferees, the “Holders”). Pursuant to the Registration Rights Agreement, the Company has agreed to register for resale certain restricted shares of the Company (the “Registrable Securities”) issued or issuable to the Holders, including those issuable upon exercise of the Warrants or pursuant to Leucadia’s commitment (the “Equity Commitment”) to purchase shares of the Company’s Class A Voting Common Stock (the “Common Stock”). The Company has agreed to file a registration statement providing for resale of the Registrable Securities as permitted by Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) no later than the earlier of (i) the one year anniversary of the consummation of the Offering (as defined below) and (ii) 30 days after the date the Company first becomes eligible to file a registration statement on Form S-3. The Company has also agreed, subject to certain limitations, to allow the Holders to sell Registrable

Securities in connection with certain registered offerings that the Company may conduct in the future and to provide holders of a specified number of Registrable Securities the right to demand that the Company conduct an underwritten public offering of Registrable Securities under certain circumstances. The Registration Rights Agreement contains representations, warranties, covenants and indemnities that are customary for private placements by public companies.

The description of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

In the event that the Company elects to pursue an equity offering prior to December 31, 2016, Leucadia agreed pursuant to the Equity Commitment to purchase the number of shares of Common Stock equal to (such amount, the “Commitment Amount”) (a) $20,000,000 (or such lesser amount as the Company requests) divided by (b) the offering price to investors in a registered public offering of securities (the “Offering”) that is completed on or before December 31, 2016 (the “Outside Date”). Leucadia’s agreement to purchase the Common Stock is conditioned on, amongst other things, the Company (i) selecting a lead underwriter approved by Leucadia, (ii) having, together with its subsidiaries, no more than $295,000,000 of long-term debt outstanding (net of cash and cash equivalents), and (iii) the equity order book in the Offering is no less than $40,000,000, excluding the Commitment Amount.

In connection with the Equity Commitment, the Company will pay Leucadia a fee equal to $1,000,000, payable whether an Offering is launched or consummated, upon the earlier of (i) the closing of the Offering, (ii) the termination of the Offering and (iii) the Outside Date.

In the event Leucadia purchases not less than the Commitment Amount in an Offering, the Company has agreed to use commercially reasonable efforts to enter into arrangements that provide Leucadia will have the right to appoint one director to the board of directors of the Company, provided that such right will terminate at such time as Leucadia and its affiliates own a number of shares of Common Stock equal to less than 50% of the shares purchased by Leucadia and its affiliates in the Offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the Company’s acquisition of certain oil and gas interests from the Initial Purchaser, the Company agreed to issue to the Initial Purchaser 500,227 shares of Common Stock. This issuance of Common Stock will not be registered under the Securities Act and will be qualified for exemption under Section 4(a)(2) because it does not involve a public offering.

The information set forth in Item 1.01 regarding the sale of the Warrants and the potential issuance of the Company’s common stock upon conversion of the Warrants is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement dated August 2, 2016 by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC.

10.1	Securities Purchase Agreement dated August 2, 2016 among Lonestar Resources America Inc., Lonestar Resources US Inc., Jefferies, LLC, in its capacity as the collateral agent for the purchasers, Juneau Energy, LLC, as initial purchaser, Leucadia National Corporation, as guarantor of Juneau Energy, LLC, and the other purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: August 3, 2016	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement dated August 2, 2016 by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC.

10.1	Securities Purchase Agreement dated August 2, 2016 among Lonestar Resources America Inc., Lonestar Resources US Inc., Jefferies, LLC, in its capacity as the collateral agent for the purchasers, Juneau Energy, LLC, as initial purchaser, Leucadia National Corporation, as guarantor of Juneau Energy, LLC, and the other purchasers party thereto.